Exhibit 99

UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, NJ 07728

(732) 577-9997

Fax: (732) 577-9980

FOR IMMEDIATE RELEASE	March 17, 2022

Contact: Nelli Madden
732-577-4062

UMH PROPERTIES, INC. PUBLISHES ITS 2021 ANNUAL REPORT

FREEHOLD, NJ, March 17, 2022…….UMH Properties, Inc. (NYSE:UMH), a real estate investment trust (REIT) specializing in manufactured home communities, announced today that it has published its 2021 Annual Report. It is now available on the Company’s website at www.umh.reit.

Samuel A. Landy, President and Chief Executive Officer, commented, “We are proud to announce that our 2021 Annual Report is now up on our website. 2021 was an outstanding year for UMH during which we generated exceptional results on all fronts and positioned our Company for future growth. We encourage everyone to read our Annual Report to gain further information on our Company and our future outlook.”

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 127 manufactured home communities containing approximately 24,000 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan, Maryland, Alabama and South Carolina. UMH also has an ownership interest in and operates one community in Florida, containing 219 sites, through its joint venture with Nuveen Real Estate.

# # # # #

A NYSE Company: Symbol - UMH

since 1968